                                                                   Exhibit 10.13

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT (the "Sublease") is made and entered into this 18th day of June, 2001, by and between HEALTHPLAN SERVICES, INC., a Florida corporation ("Sublessor") and PLANVISTA CORPORATION, a Delaware corporation ("Sublessee").

     1.   BASIC PROVISIONS.
          ----------------

          A. Property Address: 3501 Frontage Road, Tampa, Florida (the property located at this address shall hereinafter be referred to as "Building #1").

          B. Description of Sublease Premises (the "Sublease Premises"):
     Approximately 22,583 square feet consisting of the approximately 24,943 square foot third floor of the Building #1, less the approximately 540 square foot copy center (the "Copy Center"), and less the approximately 1,820 square foot Mt. Billion conference room ("Mt. Billion")

          C. Sublessee's Address for Notices: 3501 Frontage Road, Tampa, Florida 33607, Attn: Phil Dingle.

          D. Sublessor's Address for Notices and Sublease Rent: 3501 Frontage Road, Tampa, Florida 33607, Attn: Jeff Bak; with copy of Notices to:
     HealthPlan Holdings, Inc. 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486 Attn: Marc J. Leder, Rodger R. Krause, and C. Deryl Couch.

          E. Prime Landlord (the "Prime Landlord"): Colonial Properties Trust

          F. Prime Landlord's Address for Notices: 2101 6th Avenue North, Suite 750, Birmingham, Alabama 35202, Attn: Trudy Butler; with copy to: 605 Crescent Executive Court, Suite 300, Lake Mary, Florida 32746, Attn: Tom Green.

          G. Identification of Prime Lease (the "Prime Lease"):

     Lease for Building #1, by and between Paragon Group, Inc., as agent for Airport Southeast Associates, Ltd., a Florida limited partnership, and Plan Services, Inc., a Florida corporation, dated January 26, 1982.

     Lease for property located at 3503 Frontage Road, Tampa, Florida ("Building #2"), by and between Paragon Group, Inc., as agent for Airport Southeast Associates, Ltd., a Florida limited partnership, and Plan Services, Inc., a Florida corporation, dated January 26, 1982.

     Amendment of Lease by and between Paragon Group, as agent for Airport Southeast Associates, Ltd., a Florida limited partnership, and Plan Services, Inc., a Florida corporation, dated October 13, 1983.

     Second Amendment to Leases (the "Second Amendment") by and between Concourse Center Associates Limited Partnership, a District of Columbia limited partnership and HealthPlan Services, Inc., dated April 30, 1995.

          H. Sublease Commencement Date (the "Commencement Date") : The date on which the last of Sublessor and Sublessee executes this Sublease.

          I. Sublease Expiration Date (the "Expiration Date"): The date one year after the Commencement Date.

          J. Sublessee's Use: General office use.

     2.   PRIME LEASE. Sublessor is the tenant under the Prime Lease with the
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Prime Landlord.

     3.   SUBLEASE. Sublessor, for and in consideration of the rents herein
          --------
reserved and of the covenants and agreements herein contained on the part of the Sublessee to be performed, hereby subleases to the Sublessee, and the Sublessee accepts from the Sublessor, use of the Sublease Premises, throughout the Term.

     4.   TERM. The term (the "Term") of this Sublease shall begin on the
          ----
Commencement Date and shall end on the Expiration Date.

     5.   POSSESSION. Sublessor agrees to deliver, and Sublessee agrees to
          ----------
accept, possession of the Sublease Premises on the Commencement Date in their condition as of the Commencement Date.

     6.   SUBLESSEE'S USE. The Sublease Premises shall be used and occupied only
          ---------------
for the Sublessee's Use set forth above.

     7.   SUBLEASE RENT. Beginning on the Commencement Date, Sublessee agrees to
          -------------
pay monthly installments of rent (the "Sublease Rent") to the Sublessor at the address specified above, or to such other payee or at such other address as may be designated by notice in writing from Sublessor to Sublessee, without prior demand therefor and without any deduction whatsoever. Sublease Rent shall be $10.75 per square foot of the Sublease Premises per annum (89.58 cents per square foot of the Sublease Premises per month), and shall be payable by Sublessee in monthly installments, in advance, on the first day of each calendar month of the Term. Sublessor and Sublessee acknowledge that the Sublease Rent is equal to the rent per square foot which is payable by Sublessor to the Prime Landlord under the Prime Lease; Sublessor and Sublessee agree that Sublease Rent shall increase in the event that the rent payable by Sublessor to the Prime Landlord under the Prime Lease increases. Sublessee's covenant to pay Sublease Rent shall be independent of every other covenant in this Sublease.

     8.   SUBLEASE OPERATING EXPENSES AND SERVICES PROVIDED BY PRIME LANDLORD.
          -------------------------------------------------------------------
Beginning on the Commencement Date, Sublessee agrees to pay operating expenses (the "Sublease Operating Expenses") to the Sublessor at the address specified for the payment of Sublease Rent. Sublease Operating Expenses shall be Sublessee's pro-rata share, based upon the square footage of the Sublease Premises, of the Operating Expenses (as defined in the Prime Lease) for Building #1 payable by Sublessor to Prime Landlord under the Prime Lease. Sublease Operating Expenses shall be due and payable by Sublessee as the Operating Expenses payable by Sublessor to Prime Landlord become due and payable without prior demand therefor and without any deduction whatsoever. Sublessee shall be entitled to all services to the Building and the Sublease Premises which are provided by the Prime Landlord under the Prime Lease.

     9.   REAL ESTATE TAXES. Sublessee shall pay real estate taxes (the
          -----------------
"Sublease Real Estate Taxes") to the Sublessor at the address specified for the payment of Sublease Rent. Sublease Real Estate Taxes shall be Sublessee's pro-rata share, based upon the square footage of the Sublease Premises, of the Real Estate Taxes (as defined in the Prime Lease) for Building #1 payable by Sublessor to the Prime Landlord under the Prime Lease. Sublease Real Estate Taxes shall be due and payable by Sublessee as the Real Estate Taxes payable by Sublessor to Prime Landlord become due and payable, without prior demand therefor and without any deduction whatsoever.

     10.  AMENDMENT TO PRIME LEASE. If Sublessor and Prime Landlord enter into
          ------------------------
amendments to the Prime Lease after the Commencement Date of this Sublease, the sums payable hereunder for Sublease Rent, Sublease Operating Expenses, and Sublease Real Estate Taxes, shall based upon the Prime Lease as it is amended, provided that, prior to December 31, 2001, Sublessor shall not enter into any amendment to the Prime Lease which materially affects the Sublease Premises or services to the Sublease Premises which are provided under this Sublease.

     11.  PRORATION OF SUBLEASE RENT AND OPERATING EXPENSES. Anything to the
          -------------------------------------------------
contrary contained herein notwithstanding, if the Commencement Date is a date other than the first day of a calendar month, all sums payable by Sublessee under this Sublease (including Sublease Rent, Sublease Operating Expenses, and Sublease Real Estate Taxes) shall be prorated in an equitable manner based upon the number of days in the calendar month during which this Sublease is in effect.

     12.  POST-COMMENCEMENT DATE OCCUPANCY BY SUBLESSOR. Sublessor shall
          ---------------------------------------------
completely vacate the Sublease Premises within 30 days after the Commencement Date. Anything to the contrary contained herein notwithstanding, Sublessee shall receive a discount (the "Occupancy Discount") in any payments of Sublease Rent, Sublease Operating Expenses, Sublease Real Estate Taxes, or electricity costs, at any time during which Sublessor occupies any portion of the Sublease

Premises. The Occupancy Discount shall be a percentage equal to the percentage of square feet of the Sublease Premises which are occupied by Sublessor on the date any payment by Sublessee to Sublessor becomes due.

     13.  SUBLESSOR USE OF MT. BILLION AND COPY CENTER. Anything to the contrary
          --------------------------------------------
contained in this Sublease notwithstanding, Sublessor shall have the right to enter the Sublease Premises to the extent necessary to access Mt. Billion and the Copy Center; and such entry shall not constitute a breach of the covenant of quiet enjoyment set forth below.

     14.  OBLIGATION TO VACATE PREMISES PRIOR TO EXPIRATION DATE. Anything to
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the contrary contained herein notwithstanding, Sublessee shall completely vacate the Sublease Premises by midnight on December 31, 2001. This obligation to vacate the Sublease Premises shall have no effect on Sublessee's obligation to pay Sublease Rent, Sublease Operating Expenses, Sublease Real Estate Taxes, or electricity costs.

     15.  QUIET ENJOYMENT. Sublessor represents that it has full power and
          ---------------
authority to enter into this Sublease, subject to the consent of the Prime Landlord, if required under the Prime Lease. Until midnight on December 31, 2001, so long as Sublessee is not in default in the performance of its covenants and agreements in this Sublease, Sublessee shall be entitled to quiet and peaceable enjoyment of the Sublease Premises shall not be disturbed or interfered with by Sublessor, or by any person claiming by, through, or under Sublessor.

     16.  PARKING SPACES. Sublessee shall be entitled to a pro-rata share, based
          --------------
upon the square footage of the Sublease Premises, of the parking spaces provided to Sublessor under the Prime Lease. The parking spaces provided to Sublessee shall include five (5) reserved executive parking spaces, which shall be located to the right of the entrance to Building #2, in the block of executive spaces existing as of the Commencement Date.

     17.  ELECTRICITY. Sublessor shall provide electricity to the Sublease
          -----------
Premises. Sublessee shall pay 73% of Sublessee's pro-rata share, based upon the square footage of the Sublease Premises, of the cost of electricity paid by Sublessor for Building #1. Sublessor and Sublessee agree that this percentage takes into account the percentage of electricity used by Building #1 which is attributable to the computer center located in Building #1. Sublessee shall have the right to install a separate check meter to register electricity used by the Sublease Premises, and upon such installation, to pay the actual cost of the electricity used by the Sublease Premises.

     18.  SUBLESSEE'S INSURANCE. Sublessee shall procure and maintain, at its
          ---------------------
own cost and expense, such insurance coverage as may be required by the Prime Lessor to be carried by Sublessor, to the extent such coverage pertains to the Sublease Premises or use thereof. The insurance policies obtained and carried pursuant to this provision shall name Sublessor, as well as Prime Landlord, as additional insureds. Sublessee shall furnish to Sublessor promptly upon Sublessor's request, but no later than the Commencement Date, a certificate evidencing Sublessee's insurance required hereunder.

     19.  ASSIGNMENT OR SUBLETTING. Sublessee shall not have the right to (a)
          ------------------------
assign this Sublease or any interest under it or (b) further sublet the Sublease Premises unless Sublessee has obtained the written consent of the Prime Lessor for any such assignment or sublease, which consent may be given or withheld by Sublessor for any reason whatsoever, in Sublessor's sole discretion. On and after January 1, 2002, Sublessor shall have the right to locate a new sublessee and enter a new sublease for the Sublease Premises, provided that if Sublessor enters into a new sublease, Sublessee shall automatically be released from libility for any lossess, damages, or expenses which are attributable to the acts or omissions of such new sublessee. Sublessee shall not be relieved of its obligation to pay Sublease Rent, Sublease Operating Expenses, Sublease Real Estate Taxes, or electricity costs in the event the Subleased Premises are sublet to a new sublessee; however, any payments received by Sublessor from a new sublessee of the Sublease Premises shall be credited to the amounts owed by Sublessee to Sublessor under this Sublease. Any merger or consolidation of Sublessee, wherein Sublessee is not the surviving company, shall be deemed to be an assignment under this Sublease.

     20.  RULES. Sublessee agrees to comply with all rules and regulations that
          -----
Prime Landlord has made or may hereafter from time to time make for the Building. Sublessee agrees to indemnify Sublessor and hold Sublessor harmless from all losses, damages, liabilities and expenses which Sublessor may incur, or for which Sublessor may be liable to Prime Landlord, arising from Sublessee's failure to comply with such rules and regulations. Sublessor shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

     21.  COMPLIANCE. Sublessee shall, at Sublessee's own expense, comply with
          ----------
all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies at any time in force, applicable to Sublessee's Use or manner of use of the Sublease Premises.

     22.  REPAIRS. Sublessee shall be responsible for all repairs to the
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Sublease Premises for which Sublessor would be responsible under the Prime
Lease. To the extent that Sublessee provides notice thereof to Sublessor, Sublessor shall take all reasonable steps to notify the Prime Landlord of repairs for which the Prime Landlord is responsible under the Prime Lease.

     23.  FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other
          ----------------------------------
casualty affecting the Building or the Sublease Premises, or of a taking of all or a part of the Building or

Sublease Premises under the power of eminent domain, Sublessee shall have the option to terminate this Sublease if Sublessor has the option to terminate the Prime Lease as a result of such fire, other casualty, or eminent domain. If the Sublessor would not have the right to terminate the Prime Lease as a result of such fire, other casualty, or eminent domain, Sublease Rent, Sublease Operating Expenses, and Sublease Real Estate Taxes shall be abated during the unexpired term of the Sublease in proportion to the extent of the Sublease Premises which is taken by eminent domain or not usable by Sublessee during the repair period set forth in the Prime Lease, and only if Sublessor would be entitled to abatement under the Prime Lease with respect to such fire, other casualty, or eminent domain affecting the Building or Sublease Premises.

     24.  ALTERATIONS. Sublessee shall not make alterations and improvements to
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the Sublease Premises without the prior consent of (a) Sublessor, which shall not be unreasonably withheld, and (b) Prime Landlord, if Sublessor would be required under the Prime Lease to obtain the Prime Landlord's consent for such alterations and improvements. In the event the Prime Landlord's consent is required for any alterations or improvements to the Sublease Premises, Sublessor shall take all reasonable steps to assist Sublessee in obtaining such consent.

     25.  SURRENDER. Upon the expiration of this Sublease, or upon the
          ---------
termination of the Sublease or of the Sublessee's right to possession of the Sublease Premises, Sublessee will at once surrender and deliver up the Sublease Premises, together with all improvements thereon, to Sublessor in good condition and repair, reasonable wear and tear excepted.

     26.  HOLDING OVER. Sublessee shall have no right to occupy the Sublease
          ------------
Premises or any portion thereof after the expiration of this Sublease or after termination of this Sublease or of Sublessee's right to possession in consequence of an Event of Default hereunder.

     27.  ENCUMBERING TITLE. Sublessee shall not do any act which shall in any
          -----------------
way encumber the title of Prime Landlord in and to the Building or the Sublease Premises, nor shall the interest or estate of Prime Landlord or Sublessor be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Sublessee, or by reason of any other act or omission of Sublessee.

     28.  INDEMNITY. Sublessor agrees to indemnify Sublessee and hold Sublessee
          ---------
harmless from all losses, damages, liabilities and expenses which Sublessee may incur, arising from the negligence of Sublessor or breach by Sublessor of its obligations or covenants under the Prime Lease or this Sublease. Sublessee agrees to indemnify Sublessor and hold Sublessor harmless from all losses, damages, liabilities and expenses which Sublessor may incur, or for which Sublessor may be liable to Prime Landlord, arising from the acts or omissions of Sublessee which (a) constitutes negligence of

Sublessee or a breach by Sublessee of its obligation or covenants under this Sublease, (b) result in a default by Sublessor under the Prime Lease, or (c) are the subject matter of any indemnity or hold harmless of Sublessor to Prime Landlord under the Prime Lease.

     29.  SUBLESSOR'S RESERVED RIGHTS. Sublessor reserves the right, on
          ---------------------------
reasonable prior notice, to inspect the Sublease Premises, or to exhibit the Sublease Premises to persons having a legitimate interest at any time during the Term.

     30. DEFAULTS. Sublessee further agrees that any one or more of the
         --------
following events shall be considered Events of Default as said term is used herein, that is to say, if:

         A. Sublessee shall default in any payment of Sublease Rent, Sublease Operating Expenses, or Sublease Real Estate Taxes required to be made by Sublessee hereunder when due as herein provided; or

         B. Sublessee shall, by its act or omission to act, cause a default under the Prime Lease and such default shall not be cured within the time, if any permitted for such cure under the Prime Lease; or

         C. Sublessee shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Sublessee, and such default shall continue for ten (10) days after notice thereof in writing to Sublessee.

     31.  REMEDIES. Upon the occurrence of any one or more Events of Default,
          --------
Sublessor may exercise any remedy against Sublessee which Prime Landlord may exercise for default by Sublessor under the Prime Lease.

     32.  NOTICES AND CONSENTS. All notices, demands, requests, consents or
          --------------------
approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Sublessee, addressed to Sublessee at the address specified in Section 1 or at such other place as Sublessee may from time to time designate by notice in writing to Sublessor or (b) if for Sublessor, addressed to Sublessor at the address specified in Section 1 or at such other place as Sublessor may from time to time designate by notice in writing to Sublessee. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord. Such copies shall be delivered by overnight commercial courier.

     33.  RADON DISCLOSURE. Radon is a naturally occurring radioactive gas that,
          ----------------
when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     34.  PROVISIONS REGARDING SUBLEASE. This Sublease and all the rights of
          -----------------------------
parties hereunder are subject and subordinate to the Prime Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime Lease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and specifically to allocate those rights and obligations in this Sublease agreement. The parties do not intend that any of the terms of this Sublease be contrary to the terms of the Prime Lease; in the event that there is any conflict between the terms of this Sublease and the terms of the Prime Lease, the Prime Lease shall govern and such terms of the Prime Lease shall be deemed to be provisions of this Sublease by and between Sublessor and Sublessee.

     35.  PRIME LANDLORD'S CONSENT. This Sublease and the obligations of the
          ------------------------
parties hereunder are expressly conditioned upon Sublessor's obtaining prior written consent hereto by Prime Landlord, if such written consent is required under the Prime Lease.

Signed, sealed and delivered
in the presence of:                    HEALTHPLAN SERVICES, INC.,
                                       A Florida corporation

/s/ C. Deryl Couch                     By: /s/ M. Steven Liff
------------------------------            -------------------------------
Name: C. Deryl Couch                      Name: M. Steven Liff
     -------------------------                 --------------------------
/s/ Olga M. Pina                          Title:
------------------------------                  -------------------------
Name: Olga M. Pina
     -------------------------
                                             "SUBLESSOR"

                                       PLANVISTA CORPORATION,
                                       a Delaware corporation

/s/ C. Deryl Couch                     By: /s/ Phillip S. Dingle
------------------------------            -------------------------------
Name: C. Deryl Couch                      Name: Phillip S. Dingle
     -------------------------                 --------------------------
/s/ Olga M. Pina                          Title: Chief Executive Officer
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Name: Olga M. Pina
     -------------------------

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